Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

Company Reports Second Quarter Total Revenues of $8.5 Million; +1.4% from Prior Year Quarter

Second Quarter Operating Income of $1.3 Million, +15% from Prior Year Quarter

Second Quarter GAAP Net Loss of $0.1, Non-GAAP Net Income of $1.5 million; Adjusted EBITDA of $2.2 Million

NEW YORK, NY (August 9, 2018) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a consumer products company, today announced its financial results for the second quarter and six months ended June 30, 2018.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “Our second quarter results saw a marked improvement in operating income from the prior year. While still rationalizing our business model transition process, positive momentum continues to build across our multiple channels of distribution, and I am pleased by our results.”

Second Quarter 2018 Financial Results

Total revenue for the second quarter of 2018 was $8.5 million, a net increase of $0.1 million over the prior year quarter, primarily driven by our jewelry wholesale and ecommerce business. Net revenue for the second quarter of 2018 decreased $0.1 million to $8.3 million from $8.4 million as higher licensing revenue from our ongoing interactive business was primarily offset by lower revenue associated with the previously reported termination and transition of the C Wonder Brand from QVC, whose sell-off period terminated in January 2018.

GAAP net loss was approximately $(0.1) million for the quarter ended June 30, 2018, or $(0.01) per basic and diluted share, compared with net income of $0.2 million, or $0.01 per basic and diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended June 30, 2018 and June 30, 2017, was approximately $1.5 million, or $0.08 per diluted share for each period.

Adjusted EBITDA for the quarter ended June 30, 2018 was approximately $2.2 million, compared to approximately $2.3 million in the prior year quarter, a decrease of $0.1 million from the same quarter in the prior year.

First Six Months of Fiscal 2018 Financial Results

Total revenue for the six months ended June 30, 2018 was $17.3 million, an increase of $0.5 million or 2.7% over the prior year period. Total revenue for the six months ended June 30, 2018 was positively affected by the commencement of the wholesale and e-commerce jewelry business. Net revenue for the six months ended June 30, 2018 was in excess of $16.8 million, slightly higher than in the prior year period as higher licensing revenue from our ongoing interactive business and wholesale and department store business were offset by lower revenue associated with the previously noted termination and transition of the C Wonder Brand from QVC.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

GAAP net income was approximately $0.4 million for the six months ended June 30, 2018, or $0.02 per basic and diluted share, an increase of $0.6 million, or $0.03 per basic and diluted share from the prior year six months, representing an increase of more than 300% in GAAP net income and earnings per share from the prior year period. After adjusting for certain cash and non-cash items, non-GAAP net income for the six months ended June 30, 2018 was approximately $2.9 million, or $0.16 per diluted share, compared with $2.7 million, or $0.14 per diluted share in the prior year six months, representing an increase of 11% and 8%, respectively, from the prior year period.

Adjusted EBITDA for the six months ended June 30, 2018 was approximately $4.4 million, an increase of $0.2 million, or 4% from the prior year period.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at June 30, 2018 remained strong, with stockholders' equity of approximately $98.7 million, cash and cash equivalents of $7.6 million, and working capital of approximately $10.1 million. During the current six months, the Company reduced its term debt by approximately $2.7 million to approximately $19.3 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Thursday, August 9, 2018. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10005329.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a consumer products company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, bricks and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2017 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,643	$10,185
Accounts receivable, net	10,073	8,528
Inventory	789	-
Prepaid expenses and other current assets	1,502	592
Total current assets	20,007	19,305
Property and equipment, net	3,151	2,376
Trademarks and other intangibles, net	109,554	110,120
Restricted cash	1,509	1,509
Other assets	735	1,708
Total non-current assets	114,949	115,713

Total Assets	$134,956	$135,018

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,278	$1,260
Accrued payroll	1,437	2,270
Deferred revenue	22	16
Current portion of long-term debt	6,038	5,459
Current portion of long-term debt, contingent obligations	100	100
Total current liabilities	9,875	9,105
Long-Term Liabilities:
Long-term debt, less current portion	16,080	19,389
Deferred tax liabilities, net	7,934	6,375
Other long-term liabilities	2,375	2,455
Total long-term liabilities	26,389	28,219
Total Liabilities	36,264	37,324

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized at June 30, 2018 and December 31, 2017, respectively, and 18,266,202 and 18,318,961 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	18	18
Paid-in capital	99,608	98,997
Accumulated deficit	(934)	(1,321)
Total Stockholders' Equity	98,692	97,694

Total Liabilities and Stockholders' Equity	$134,956	$135,018

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Net licensing revenue	$8,141	$8,370	16,622	16,800
Sales	346	-	631	-
Total revenue	8,487	8,370	17,253	16,800
Cost of goods sold (sales)	229	-	409	-
Net revenue	8,258	8,370	16,844	16,800

Operating costs and expenses
Salaries, benefits and employment taxes	4,121	4,360	8,546	8,727
Other design and marketing costs	817	645	1,555	1,516
Other selling, general and administrative expenses	1,117	1,134	2,410	2,414
Stock-based compensation	461	723	968	1,806
Depreciation and amortization	456	390	867	784
Total operating costs and expenses	6,972	7,252	14,346	15,247

Operating income	1,286	1,118	2,498	1,553

Interest and finance expense
Interest expense - term debt	234	304	482	632
Other interest and finance charges	32	44	70	94
Total interest and finance expense	266	348	552	726

Income before income taxes	1,020	770	1,946	827

Income tax provision	1,133	557	1,559	1,013

Net (loss) income	$(113)	$213	$387	$(186)

Basic net (loss) income per share	$(0.01)	$0.01	$0.02	$(0.01)

Diluted net (loss) income per share	$(0.01)	$0.01	$0.02	$(0.01)

Basic weighted average common shares outstanding	18,314,775	18,449,210	18,324,130	18,561,453
Diluted weighted average common shares outstanding	18,314,775	18,813,044	18,700,911	18,561,453

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended June 30,
	2018	2017

Cash flows from operating activities
Net income (loss)	$387	$(186)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	867	784
Amortization of deferred finance costs	87	99
Stock-based compensation	968	1,806
Amortization of note discount	20	19
Deferred income tax provision	1,559	1,013
Changes in operating assets and liabilities:
Accounts receivable	(1,544)	(1,779)
Inventory	(789)	-
Prepaid expenses and other assets	(48)	(67)
Accounts payable, accrued expenses and other current liabilities	529	(1,394)
Deferred revenue	6	(161)
Other liabilities	(80)	290
Net cash provided by operating activities	1,962	424

Cash flows from investing activities
Cost to acquire intangible assets	-	(18)
Purchase of property and equipment	(1,077)	(140)
Net cash used in investing activities	(1,077)	(158)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes	(702)	(806)
Payment of deferred finance costs	-	(7)
Payment of long-term debt	(2,725)	(5,959)
Net cash used in financing activities	(3,427)	(6,772)

Net decrease in cash, cash equivalents and restricted cash	(2,542)	(6,506)

Cash, cash equivalents, and restricted cash at beginning of period	11,694	15,636

Cash, cash equivalents, and restricted cash at end of period	$9,152	$9,130

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$7,643	$7,621
Restricted cash	1,509	1,509
Total cash, cash equivalents, and restricted cash	$9,152	$9,130

Supplemental disclosure of non-cash activity:
Settlement of Ripka earnout through offset to note receivable	$100	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$182	$144
Cash paid during the period for interest	$512	$677

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Reconciliation of Non-GAAP measures

(Unaudited)

Non-GAAP net income:

	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2018	2017	2018	2017

Net (loss) income	$(113)	$213	$387	$(186)
Non-cash interest and finance expense	10	10	20	19
Stock-based compensation	461	723	968	1,806
Deferred income tax provision	1,133	557	1,559	1,013
Non-GAAP net income	$1,491	$1,503	$2,934	$2,652

Non-GAAP diluted EPS:

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Diluted (loss) earnings per share	$(0.01)	$0.01	0.02	(0.01)
Non-cash interest and finance expense	0.00	0.00	0.00	0.00
Stock-based compensation	0.03	0.04	0.06	0.10
Deferred income tax provision	0.06	0.03	0.08	0.05
Non-GAAP diluted EPS	$0.08	$0.08	$0.16	$0.14

Weighted average shares - Non-GAAP diluted:

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Basic weighted average shares	18,314,775	18,449,210	18,324,130	18,561,453
Effect of exercising warrants	363,961	363,834	364,070	364,197
Effect of exercising stock options	2,190	-	12,711	328
Non-GAAP weighted average diluted shares	18,680,926	18,813,044	18,700,911	18,925,978

Adjusted EBITDA:

	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2018	2017	2018	2017

Net (loss) income	$(113)	$213	$387	$(186)
Depreciation and amortization	456	390	867	784
Interest and finance expense	266	348	552	726
Income tax provision	1,133	557	1,559	1,013
State and local franchise taxes	14	27	47	56
Stock-based compensation	461	723	968	1,806
Adjusted EBITDA	$2,217	$2,258	$4,380	$4,199

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, income taxes, other state and local franchise taxes, and depreciation and amortization.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM